Exhibit 10.7

THE SECURITY REPRESENTED BY THIS BOND HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAW. WITHOUT REGISTRATION, SUCH SECURITY MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT TO “ACCREDITED INVESTORS” AS SUCH TERM IS DEFINED IN RULE 501(a) OF REGULATION D OF THE SECURITIES ACT UPON COMPLIANCE WITH THE PROVISIONS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

THE BOND, AS TO BOTH PRINCIPAL AND INTEREST, IS NOT A GENERAL OBLIGATION, DEBT, BONDED INDEBTEDNESS OR PLEDGE OF THE FAITH AND CREDIT OF THE BUTLER COUNTY PORT AUTHORITY OR OF THE STATE OF OHIO OR ANY POLITICAL SUBDIVISION OF THE STATE OF OHIO, BUT IS PAYABLE SOLELY FROM REVENUES AND FUNDS PLEDGED FOR THE REPAYMENT OF THE BOND. THIS BOND IS A SPECIAL, LIMITED OBLIGATION OF THE AUTHORITY, PAYABLE SOLELY OUT OF THE REVENUES OR OTHER RECEIPTS, FUNDS OR MONEYS OF THE AUTHORITY PLEDGED UNDER THE AGREEMENT (HEREAFTER DESCRIBED) AND FROM ANY AMOUNTS OTHERWISE AVAILABLE UNDER THE AGREEMENT FOR THE PAYMENT OF THE BOND.

BUTLER COUNTY PORT AUTHORITY

Industrial Development Revenue Bond

(Quaker Chemical Corporation Project)

Series 2008

No. R-	$10,000,000

BUTLER COUNTY PORT AUTHORITY (the “Authority”), a port authority and body corporate and politic existing under the laws of the State of Ohio (the “State”), for value received, hereby promises to pay (but only from the special revenues and funds hereinafter described) to BROWN BROTHERS HARRIMAN & CO., or its registered assigns (the “Bank”), on May 1, 2028, upon the presentation and surrender hereof at the principal office of the Borrower herein described, the principal sum of TEN MILLION DOLLARS ($10,000,000), and to pay (but only out of the sources hereinafter mentioned) interest on said principal sum at the interest rate hereinafter described. Payment of the principal of and interest on this Bond shall be in any coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

The Agreement (defined below) and all rights of the Authority thereunder (except for certain Reserved Rights (defined below) of the Authority) have been assigned to the owner of this Bond to secure payment of such principal and interest.

This Bond is issued in the original aggregate principal amount of $10,000,000 and is designated as Butler County Port Authority Industrial Development Revenue Bond (Quaker Chemical Corporation Project), Series 2008 (the “Bond”), issued under and pursuant to the laws of the State, including particularly Sections 4582.21 to 4582.59 of the Ohio Revised Code, as amended (the “Act”), and the Financing Agreement (the “Agreement”) dated May 15, 2008, among the Authority, Quaker Chemical Corporation., a

Pennsylvania corporation (the “Borrower”), and Brown Brothers Harriman & Co. (the “Bank”) for the purpose of undertaking the Project more fully described in the Agreement. The Authority has assigned certain of its rights under the Agreement, including its right to receive loan payments from the Borrower thereunder, to the owner of this Bond to secure the Authority’s obligations with respect to this Bond. Reference is made to the Agreement for a description, inter alia, of the provisions with respect to the nature and extent of the security for this Bond, the rights, duties, obligations and immunities of the Authority, the Borrower, and the Bank related to this Bond, and the terms upon which this Bond is or may be issued or secured and transferred.

This Bond shall be issued in one denomination equal to the entire principal amount hereof. All payments of principal by the Authority whether pursuant to optional or mandatory redemption or prepayment or otherwise shall be made directly to the Bank.

INTEREST RATE PROVISIONS

Tax-Exempt Rate. The Bond shall bear interest at a rate of 4.76% per annum.

In the event the Bank shall become a beneficiary of a letter of credit pursuant to the terms of the Agreement for the payment on this Bond, the interest rate payable on this Bond in accordance with the provisions set forth herein shall be decreased by 80 basis points (0.80%).

“Interest Period” means the period commencing on the first day of the calendar month immediately following the end of the preceding Interest Period, or, in the case of the initial Interest Period, on the date of original issuance of this Bond, and continuing to, and including, the last day of the calendar month.

Taxable Rate. Notwithstanding the foregoing, if at any time hereafter, either before or after the payment of the entire principal of and interest on this Bond, there shall be a Determination of Taxability as defined in the Agreement (hereinafter a “Determination of Taxability”), then, in such event, the interest rate on this Bond, as in effect during any period from the date of the event giving rise to the Determination of Taxability through the date that this Bond is redeemed, shall be the Base Rate plus two percent (2%). The failure of the Bank to make a demand promptly following a Determination of Taxability shall not alter the rights or obligations of the Authority or the Bank. If there is more than one Determination of Taxability, this paragraph shall be fully applicable to each such Determination of Taxability, whether or not the Bank exercised any or all of the rights or remedies that arose under any prior Determination of Taxability, and all the Bank’s rights and remedies shall be cumulative except to the extent of any written waiver by the Bank. If the Bank receives written notice of any Determination of Taxability, it will give prompt written notice thereof to the Borrower and the Authority, and the Borrower shall have the right to require the Bank to prosecute any administrative or judicial remedies available to it unless the Bank determines, in its sole discretion, that the prosecution of such remedies is against its best interests, provided that the Borrower shall pay all expenses of prosecuting any such remedies.

Default and Overdue Interest. Upon the occurrence of any Event of Default under the Agreement, and so long as any such Event of Default shall be continuing, the interest rate payable on this Bond in accordance with the provisions set forth above shall be increased by adding two percent (2%) to the then applicable interest rate.

General. Interest, calculated on the basis of a 360-day year for the actual number of days elapsed, shall accrue daily in each Interest Period at the applicable rate or rates of interest described above and shall be payable quarterly in arrears on each Interest Payment Date to the registered owner hereof, as shown on the registration books of the Borrower on the Business Day preceding such Interest Payment Date. The interest due hereon shall be calculated by the Bank in accordance with Section 8.1(a)(i) of the Agreement. Interest on this Bond shall be paid in such manner as the Borrower and the Bank shall agree.

Tax Indemnification. If at any time, either: (a) in the reasonable opinion of counsel for the Bank, any payment of interest or principal or any amount in respect of or measured in whole or in part by reference to interest on or principal of this Bond, shall be subject to a preference tax (meaning a tax imposed by Sections 55-58 of the Code, or any successor sections thereto or any similar federal tax preferences or similar items), excess profits tax or other federal tax on a basis other than as existing on the date of original issuance hereof; or (b) there shall occur any material decrease in the highest marginal tax rate imposed on individuals for federal income tax purposes; or (c) the Bank shall otherwise be subject to any increased cost or diminished after-tax yield as a result of any change (whether as a result of a change in law or otherwise) in the tax consequences of ownership of this Bond (including by reason of the disallowance or diminishment of any deduction available to the Bank) (any of the foregoing being herein referred to as an “Adverse Tax Consequence”); then, in any case, upon notice to such effect from the Bank to the Borrower and the Authority, which notice shall set forth the date as of which such Adverse Tax Consequence shall have occurred, there shall be paid to the Bank, as additional interest on this Bond, such amount which, after giving effect to such change, and to all taxes, interest and penalties, and other charges required to be paid by the Bank in connection with, or as a consequence of, such Adverse Tax Consequence, is sufficient, in the reasonable determination of the Bank, to compensate the Bank for the direct cost or diminished after-tax yield with respect to its investment in the Bond following such Adverse Tax Consequence, it being the intent of the Authority, the Borrower and the Bank that the profit to the Bank with respect to the payment of interest to it on this Bond shall not be diminished by any Adverse Tax Consequence. Notwithstanding the foregoing, in no event shall the payments required under this provision result in a payment to the Bank in excess of the amount of the payments that would result from an imposition of the Taxable Rate.

REDEMPTION PROVISIONS

Optional Redemption. This Bond may be redeemed at the election of the Authority at the written direction of the Borrower, in whole or in part (but if in part, each in the principal amount of $100,000 or integral multiples of $5,000 in excess thereof), on the last day of any Interest Period (or the next succeeding Business Day if such last day is not a Business Day), at a redemption price equal to the principal amount so redeemed, together with accrued interest to the date of redemption. The Borrower shall provide the Bank with notice of the date of any optional redemption pursuant to this paragraph and the principal amount of this Bond to be redeemed by first-class mail, postage prepaid, sent at least fifteen (15) days before such redemption date to the Bank at the registered address of the Bank appearing in the Agreement on the registration books maintained pursuant to the Agreement as of the close of business on the Business Day prior to such mailing. On each such redemption date, payment of the redemption price having been made to the Bank as provided herein and in the Agreement or the portion thereof so called for redemption shall become due and payable on the redemption date and interest shall cease to accrue thereon from and after the redemption date. Any amounts applied to an optional redemption shall reduce the mandatory scheduled redemption obligations of the Authority described below in the order selected by the Borrower and approved by the Bank (or in the absence of such selection and approval, in inverse order of payment obligations).

Mandatory Redemption at Option of Bank. At any time on or after the third anniversary of the date of original issuance of the Bond, all of this Bond shall be redeemed by the Authority, in whole at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption, upon written demand of the Bank, in the form attached as Exhibit B to the Agreement, with a copy to the Authority. The Bank shall provide the Borrower with notice of the date of any mandatory redemption pursuant to this paragraph and the principal amount of the Bond to be redeemed by first-class mail, postage prepaid, sent at least ninety (90) days before such redemption date to the Borrower at the Borrower’s address for notice appearing in the Agreement as of the close of business on the Business Day prior to such mailing. This Bond, or any portion thereof, shall be redeemed, and the redemption of this Bond shall be paid to the owner of this Bond, on the date specified by the owner of this Bond. Notwithstanding the foregoing, in lieu of such redemption the Borrower shall have the right to (A) purchase the Bond from the Bank on any date after the date of the Bank’s written demand and prior to the next Business Day preceding the date of the proposed redemption, at a purchase price equal to 100% of the principal amount of the Bond, plus accrued interest to the date of purchase; or (B) deliver a letter of credit to the benefit of the Bank on any date after the date of the Bank’s written demand and prior to the next Business Day preceding the date of the proposed redemption which shall satisfy the requirements set forth under Section 6.1(b) of the Agreement.

Mandatory Redemption Upon Determination of Taxability. On the date of the occurrence of a Determination of Taxability, this Bond shall be called for redemption on the date selected by the Borrower, but not more than ninety (90) days following the date of the occurrence of the Determination of Taxability, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date of redemption.

On each such redemption date, payment or provision for payment of the redemption price having been made, this Bond or the portion thereof so called for redemption shall become due and payable on the redemption date, and interest shall cease to accrue thereon from and after the redemption date.

In the event of a redemption of this Bond in whole, the redemption price shall be paid to the Bank only upon surrender of this Bond at the principal office of the Borrower or such other place as the Borrower shall designate on such Interest Payment Date. In the event of a partial optional or mandatory redemption, payment shall be made by wire transfer of immediately available funds without presentation and surrender of this Bond, provided that the Borrower’s record of such payment shall be conclusive and binding upon the Bank and each succeeding owner of this Bond, absent manifest error.

In addition to any amounts due in connection with the redemption of this Bond as set forth above, in the event of any redemption or prepayment of this Bond for any reason, whether by redemption, prepayment, acceleration or otherwise, there shall be paid to the Bank an additional amount equal to the sum of all actual losses or expenses suffered or incurred by the Bank as a result of the redemption or prepayment, including any loss, breakage or other cost or expense incurred by reason of the termination of any interest rate protection agreement or the liquidation or reemployment of deposits or other funds acquired by the Bank to make or maintain its investment in the principal amount of this Bond at a fixed interest rate. The Bank shall provide the calculation of any such loss at the Borrower’s request, which calculation shall be final in the absence of manifest error.

This Bond is transferable, in accordance with the provisions of the Agreement, by the owner hereof or its duly authorized attorney at the designated office of the Borrower, upon surrender of this Bond, accompanied by a duly executed instrument of transfer, in form satisfactory to the Borrower, and upon payment by the owner hereof of any taxes, fees or other governmental charges incident to such transfer. Upon any such transfer, a new fully-registered Bond in the same aggregate principal amount will be issued to the transferee. The Person in whose name this Bond is registered may be deemed the owner thereof by the Authority and the Borrower, and any notice to the contrary shall not be binding upon the Authority or the Borrower.

This Bond is issued under and pursuant to, and in full compliance with the laws of the State, including particularly the Act, which shall govern its construction, and by appropriate action duly taken by the Authority which authorizes the execution and delivery of the Agreement and this Bond.

The Authority and the Bank agree that this Bond is being purchased by the Bank for its own account and will not be transferred except as provided in Section 4.2 of the Agreement.

The Agreement permits the amendment thereof and the modifications of the rights and obligations of the Authority and the rights of the owner of this Bond upon the terms set forth therein. Any consent or waiver by the owner of this Bond shall be conclusive and binding upon such owner and upon all future owners of this Bond and of any Bond issued upon the transfer of this Bond whether or not notation of such consent or waiver is made hereon. The Agreement also contains provisions permitting the owner of this Bond to waive certain past defaults under the Agreement and their consequences.

The Act provides that neither the members of the Authority nor any Person executing this Bond for the Authority shall be liable personally on this Bond by reason of the issuance thereof. No recourse shall be had for the payment of principal of or interest or premium, if any, on this Bond or for any claim based thereon, against any past, present or future official, officer or employee of the Authority or any successor corporation, as such, either directly or through the Authority, or any successor corporation, under any rule of law or equity, statute or constitution, or by the enforcement of any assessment or penalty or otherwise; and all such liability of any such official, officer or employee, as such, is hereby expressly waived and released as a condition of and in consideration for the issuance of this Bond.

This Bond shall not constitute the personal obligation, either jointly or severally, of any director, officer, employee or agent of the Authority.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required to exist, happen and be performed precedent to and in the execution and delivery of the Agreement and issuance of this Bond do exist, have happened, and have been performed.

IN WITNESS WHEREOF, the Butler County Port Authority has caused this Bond to be executed in its name by the manual or facsimile signature of its Chairman or Vice Chairman and Secretary or Treasurer.

Dated: May 15, 2008

BUTLER COUNTY PORT AUTHORITY

By:	/s/ Richard W. Slagle
Chairman

By:	/s/ Brian Coughlin
Secretary

AUTHENTICATION CERTIFICATE

This Bond is one of the Bond of the issue described in the within-mentioned Agreement, entitled to the benefits thereof.

Date of Authentication May 15, 2008:

QUAKER CHEMICAL CORPORATION

By:	/s/ Mark A. Featherstone
Name: Mark A. Featherstone
Title: Vice President, Chief Financial Officer and Treasurer

By:	/s/ D. Jeffry Benoliel
Name: D. Jeffry Benoliel
Title: Vice President, Corporate Secretary and General Counsel

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